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                                                                 Exhibit 23.2



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of National Record Mart, Inc. for the registration of 39,990 shares of Common Stock, par value $0.01 and to the incorporation by reference therein of our report dated
June 5, 1998, with respect to the consolidated financial statements of National Record Mart, Inc. included in its Annual Report (Form 10-K) for the period ended March 28, 1998, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
February 26, 1999